                               SEVENTH AMENDMENT

         This SEVENTH AMENDMENT, dated as of May 10, 1994 among ROHR, INC. (formerly known as Rohr Industries, Inc.) (the "Borrower"), the financial institutions listed on the signature pages hereof under the heading "Lenders" (collectively the "Lenders"), BANKERS TRUST COMPANY, as "Assignor" under, and as defined in, Section 3 hereof, and CITIBANK, N.A. ("Citibank"), as resigning Agent for such Lenders pursuant to Section 2 below, and CITICORP USA, INC., a Delaware corporation ("CUSA"), as successor Agent for the Lenders from time to time pursuant to said Section 2.

         PRELIMINARY STATEMENT. The Borrower has entered into a Credit Agreement dated as of April 26, 1989, as amended by the First Amendment dated as of July 21, 1989, the Second Amendment dated as of January 25, 1990, the Third Amendment dated as of April 30, 1990, the Letter Amendment dated as of October 31, 1992, the Fifth Amendment dated as of July 9, 1993, and the Sixth Amendment dated as of September 24, 1993 (said Credit Agreement, as so amended, being the "Credit Agreement", the terms defined therein being used herein as therein defined unless otherwise defined herein), with the Lenders party thereto and the Agent. The Borrower and the Lenders have agreed to amend and modify the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.  Amendment to Credit Agreement.  The Credit Agreement is,
                     -----------------------------
effective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 4 below, hereby amended as follows:

         (a) Section 1.01 is hereby amended by adding the following definitions in appropriate alphabetical order:

              "'Affiliate' means, as to any Person, any other Person that,
                ---------
         directly or indirectly, controls, is controlled by or is under common control with such Person."

              "'Agent's Account' means the account of the Agent maintained by
                ---------------
         the Agent with Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Rohr, Inc. Account."

              "'Agent's Syndication Account' means the account of the Agent
                ---------------------------
         maintained by the Agent with Citibank at its office at 399 Park Avenue, New York,

         New York 10043, Account No. 36852248, Attention:  Rohr, Inc. Account."

              "'Borrower's Account' means the account of the Borrower maintained
                ------------------
         by the Borrower with Citibank at its offices at 399 Park Avenue, New York, New York 10043, Account No. 38007777."

              "'CUSA' means Citicorp USA, Inc., a Delaware corporation."
                ----

              "'Debt Date' means the date of issuance and sale by the Borrower
                ---------
         of the Senior Notes and the Subordinated Debt."

              "'Environmental Action' means any administrative, regulatory or
                --------------------
         judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief."

              "'Environmental Permit' means any permit, approval, identification
                --------------------
         number, license or other authorization required under any applicable Environmental Law."

              "'Gross Operating Income' means, for any period, sales less costs
                ----------------------                               ----
         and expenses attributable to sales (other than amortization and depreciation), in each case as reflected on the consolidated statements of operations and cash flows of the Borrower and the Subsidiaries for such period."

              "'Hazardous Materials' means petroleum and petroleum products, by
                -------------------
         products or breakdown products, radioactive materials, asbestos-containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being 'hazardous' or 'toxic', or words of similar import, under any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance."

              "'Insufficiency' means, with respect to any Plan, the amount, if
                -------------
         any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA."

              "'Material Adverse Effect' means a material adverse effect of (a)
                -----------------------
         the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note."

              "'Senior Notes' means promissory notes of the Borrower that are
                ------------
         (i) publicly issued after April 1, 1994 and (ii) subject to such terms and provisions as shall be (a) acceptable to the Majority Lenders and the Agent and (b) substantially similar to those terms and provisions described in the draft prospectus of April 19, 1994 filed by the Borrower with the Securities and Exchange Commission in connection with the offering of the Borrower's Senior Notes due 2003."

              "'Seventh Amendment' means the Seventh Amendment, dated as of May
                -----------------
         10, 1994 among the Borrower, the Lenders, Bankers Trust Company (as an 'Assignor' thereunder) and the Agent (including Citibank as resigning Agent and CUSA as successor Agent)."

         (b) The definitions of "Commitment", "Eligible Assignee", "Environmental Laws", "ERISA Event", "Lenders", "Permitted Liens", "Repayment Date", "Subordinated Debt", and "Termination Date" in Section
    1.01 are hereby amended to read, respectively, as follows:

              "'Commitment' means, with respect to any Lender at any time, the
                ----------
         amount set forth opposite such Lender's name on the signature pages of the Seventh Amendment or, if such Lender has entered into one or more Assignments and Acceptances after the date of the Seventh Amendment, set forth for such Lender in the Register maintained by the Agent pursuant to

         Section 8.07(c) as such Lender's 'Commitment', as such amount may be reduced at or prior to such time pursuant to Section 2.05."

              "'Eligible Assignee' means (a) any Affiliate of any Lender, (b)
                -----------------
         any Federal Reserve Bank (other than with respect to any assignment of a Commitment) or (c) any Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld; provided, that in the
                                                        --------
         case of clauses (a) and (c) of this definition, such Affiliate or Person is a financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; and provided, further, however, that an
                                     --------  -------  -------
         Affiliate of the Borrower shall not qualify as an Eligible Assignee under clause (c) of this definition."

              "'Environmental Law' means any federal, state, local or foreign
                -----------------
         statute, law, ordinance, rule, regulation, code, order, judgment or decree or written judicial or agency interpretation, policy or guidance having the force of law relating to the environment, health, safety or Hazardous Materials."

              "'ERISA Event' means (i) the occurrence of a reportable event,
                -----------
         within the meaning of Section 4043(b) of ERISA (other than an event described in Section 4043(b)(3)), unless the 30-day notice requirement with respect thereto was waived by the PBGC as of the date of the Seventh Amendment, (ii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA), (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA, (iv) the withdrawal by the Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA,
         (v) the failure by the Borrower or any ERISA Affiliate to make a payment to a Plan required under Section 302(f)(1) of ERISA, which
         Section imposes a lien for failure to make required payments, (vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to

         Section 307 of ERISA, or (vii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which would constitute grounds under Section 4042(a)(i) and (ii) of ERISA for the termination of, or the appointment of a trustee to administer, a Plan."

              "'Lenders' means (i) the financial institutions listed on the
                -------
         signature pages of the Seventh Amendment under the heading 'Lenders' and (ii) each Eligible Assignee that shall become a party hereto pursuant to Section 8.07."

              "'Permitted Liens' means such of the following as to which no
                ---------------
         enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (except as permitted below):

              [clauses (i) through (viii) remain unchanged]
                                     . . .

                   "(ix)  pledges or deposits of cash or Permitted Investments to secure obligations in respect of letters of credit issued in connection with any workers' compensation or self-insurance or reinsurance program established by the Borrower or any of its Subsidiaries;"

              [clauses (x) and (xi) remain unchanged]

                                     . . .

                   "(xii)  the lien required by paragraph 5I(ii) of the Amended and Restated Note Agreements relating to the Borrower's 9.33% and 9.35% senior notes, respectively, and satisfying the requirements of Section 4(d) of the Seventh Amendment."

              "'Repayment Date' means the date on which any Debt (other than (i)
                --------------
         Debt resulting from Advances, (ii) Debt owed to any Subsidiary of the Borrower, and (iii) Debt described in clause (vi) of the definition of "Debt" contained in Section 1.01) of the Borrower is prepaid, redeemed, purchased, defeased or otherwise satisfied prior to the scheduled repayment date or stated maturity thereof; provided, however, that the
                                                    --------  -------
         date on which any of the following occurs shall not be a Repayment
         Date:  (a) the satisfaction
         of Debt through its surrender to the Borrower in payment for stock issuable upon exercise of a warrant issued pursuant to the Warrant Agreement dated as of July 31, 1993 between the Borrower and the purchasers identified therein, and (b) prepayments, redemptions, purchases, defeasances or other satisfactions of Debt (other than Debt evidenced by the Borrower's 9.35% and 9.33% senior notes due 2000 and 2002, respectively, 9.25% subordinated notes due 2017, 7% convertible subordinated notes due 2012, Senior Notes and Subordinated Debt) aggregating not more than $500,000 in any Fiscal Year, and provided,
                                                                    --------
         further, that it is understood and agreed that the scheduled repayment
         -------
         date or stated maturity of the industrial development bonds (in an aggregate principal amount up to $16,500,000) related to the Borrower's San Marcos, Texas facility shall include the date on which such bonds shall be prepaid, redeemed or purchased in connection with the expiration of the letter of credit related thereto or upon tender by the holders thereof in accordance with the terms of the indenture governing such bonds."

              "'Subordinated Debt' means Debt of the Borrower that is (i)
                -----------------
         publicly issued after April 1, 1994, (ii) convertible into shares of common stock of the Borrower, and (iii) subject to such other terms and provisions as shall be (A) acceptable to the Majority Lenders and the Agent and (B) substantially similar to those terms and provisions described in the draft prospectus of April 19, 1994 filed by the Borrower with the Securities and Exchange Commission in connection with the offering of the Borrower's Convertible Subordinated Notes due 2004."

              "'Termination Date' means April 25, 1997 or the earlier date of
                ----------------
         termination in whole of the Commitments pursuant to Section 2.05 or 6.01."

         (c) Section 1.01 is hereby further amended by deleting the definitions of "Consolidated Cash Flow", "Liquidity Fund", "Liquidity Fund Amount", "P Commitment", "P Commitment Increase Date", "P Commitment Reduction Date", "S Commitment" and "Subordinated Debt Date".

         (d) Section 1.01 is hereby further amended by amending in their entirety the last sentence of the definition of the term "Adjusted Consolidated Tangible Net Worth" and the proviso to the definition of the
                                             -------
    term "Tangible Net Worth" to read as follows, respectively:

    "Notwithstanding the foregoing, (A) net deferred income tax assets recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ('SFAS 109') shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition) and shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Borrower in accordance with SFAS 109, and (B) any asset established pursuant to Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions ('SFAS 87') which corresponds to an additional minimum pension liability recorded pursuant to SFAS 87 and any prepaid pension asset which arises from amounts funded by the Borrower in accordance with Internal Revenue Service regulations in excess of amounts expensed in accordance with SFAS 87 shall be treated as a tangible asset (and not deducted pursuant to clause (i) or (iv) of this definition)."

    "; provided, however, that in calculating Tangible Net Worth (A) a net
       --------  -------
    deferred tax asset recorded by the Borrower in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ('SFAS No. 109'), shall be treated as a tangible asset and shall be calculated without regard to any valuation allowance with respect to such net deferred tax asset recorded by the Borrower in accordance with SFAS No. 109 and (B) any asset established pursuant to Statement of Financial Accounting Standards No. 87, Employers' Accounting for Pensions ('SFAS No. 87'), which corresponds to an additional minimum pension liability recorded by the Borrower in accordance with SFAS No. 87 and any prepaid pension asset which arises from amounts funded by the Borrower in accordance with Internal Revenue Service regulations in excess of amounts expensed in accordance with SFAS 87, shall be treated as a tangible asset."

         (e) Section 2.01 is hereby amended in its entirety to read as follows:

              "SECTION 2.01.  The A Advances.  Each Lender severally agrees, on
                              --------------
         the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (i) such Lender's Commitment on such Business Day less (ii) the aggregate amount of such
                           ----

         Lender's Participation in the then outstanding aggregate amount of all Letter of Credit Liability related to all Letters of Credit; provided
                                                                      --------
         that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a 'B Reduction'). Each A Borrowing shall be in an aggregate amount of $4,000,000 or an integral multiple of $1,000,000 in excess thereof and shall, subject to the provisions of Section 2.02(b), consist of A Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment in effect from time to time, the Borrower may borrow under this Section 2.01, repay pursuant to Section 2.06 or prepay pursuant to Section 2.09 and reborrow under this Section 2.01."

         (f) Section 2.02(a) is hereby amended by amending:

              (i) the first sentence thereof by replacing the time "11:00 A.M. (New York City time)" with the time "12:00 Noon (New York City time)" and the words "the third Business Day prior to the date of the proposed A Borrowing" with the words "the first Business Day prior to the date of the proposed A Borrowing if it is comprised of Base Rate Advances, or the third Business Day prior to the date of the proposed A Borrowing if it is comprised of A Advances of any other Type", and

             (ii) the fourth and fifth sentences thereof to read as follows:

              "Each Lender shall, before 1:00 P.M. (New York City time) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Syndication Account, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that the
                                                --------  -------
              Agent shall first make a portion of such funds equal to any drawing under any Letter of Credit which has remained unreimbursed for at least two Business Days available to Citibank, as issuing bank of such Letter of Credit, for reimbursement of such drawing as contemplated by Section 2.14(c)."

         (g) Section 2.03(a)(v) is hereby amended by adding to the end thereof the following sentence:

         "The failure of any Lender to make the B Advance to be made by it, if any, as part of any B Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make the B Advance to be made by such other Lender, if any, on the date of such B Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the B Advance, if any, to be made by such other Lender on the date of any B Borrowing."

         (h) Section 2.05 is hereby amended in its entirety to read as follows:

              "SECTION 2.05.  Reduction of the Commitments.
                              ----------------------------

              (a) Automatic Reduction.  The Commitment of each Lender
                  -------------------
         (determined without giving effect to any B Reduction on such day) shall automatically reduce on October 25, 1995, April 25, 1996 and October 25, 1996 (each such day being an 'Amortization Date'), to the amount obtained by multiplying the percentage set opposite the applicable Amortization Date below times the Commitment of such Lender on the date of the Seventh Amendment (determined after giving effect to any subsequent Assignment and Acceptance but without giving effect to any B Reduction on such day):

              Amortization Date               Percentage
              -----------------               ----------
              October 25, 1995                 90.90909%

              April 25, 1996                   81.81818%

              October 25, 1996                 72.72727%

         provided, however, that on the Termination Date the Commitment of each
         --------  -------
         Lender shall be zero.

              (b) Optional Reduction.  The Borrower shall have the right, upon
                  ------------------
         at least two Business Days'
         notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount
         --------
         of $4,000,000 or an integral multiple of $1,000,000 in excess thereof.

              (c) Mandatory Reduction.  On each Repayment Date, the Commitment
                  -------------------
         of each Lender shall automatically reduce by such Lender's ratable share of the Pro Rata Amount in respect of such Repayment Date."

         (i) Section 2.10 is hereby amended by deleting subsections (b), (e),
    (f) and (g) thereof, and by amending subsection (d) thereof, to read as follows:

              "(d) On the Debt Date, the Borrower shall prepay (ratably, if in part) the outstanding aggregate principal amount of the Advances in an amount equal to the lesser of (i) the aggregate principal amount of the Advances then outstanding and (ii) the net cash proceeds (net of all related taxes, costs and expenses) of the issuance of the Senior Notes and the Subordinated Debt, together with (y) accrued interest to the date of such prepayment on the principal amount prepaid and (z), in the case of any prepayment of any Adjusted CD Rate Advance or Eurodollar Rate Advance, any additional amount for which the Borrower shall be obligated pursuant to Section 8.04(b). The Agent shall immediately distribute such prepayment in accordance with Section 2.12."

         (j) Section 2.12(a) is hereby amended by amending the first sentence thereof to read as follows:

         "The Borrower shall make each payment hereunder and under the Notes, irrespective of and without condition or deduction for any counterclaim, defense, recoupment or setoff, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds."

          (k) Section 2.14(a) is hereby amended by (i) increasing the figure "$8,500,000" contained therein as the Letter of Credit Subfacility to the figure "$30,000,000" and (ii) replacing the parenthetical "(except itself)" contained in the third sentence thereof with the parenthetical "(except itself but including CUSA)".

         (l) Section 2.14(b)(i) is hereby amended by amending the second sentence thereof by adding to the end thereof a new clause (F) to read as follows:

         "and (F) purpose for such Letter of Credit, which purpose may only be to support the Borrower's or any Subsidiary's industrial revenue or similar bonds, or the Borrower's or any Subsidiary's obligations in connection with any workers' compensation or self-insurance or reinsurance program, or the Borrower's or any Subsidiary's trade obligations incurred in the ordinary course of its business."

         (m) Section 2.14(c) is hereby amended by:

              (i) amending the first sentence thereof to add after the words "which shall be a Base Rate Advance" the parenthetical "(or, if the Borrower shall request an A Borrowing comprised of A Advances of any other Type on any day after the second Business Day following such drawing, on which day any amount of such drawing shall remain unreimbursed, an Advance of the Type so requested by the Borrower)",

              (ii) amending the third and fourth sentences thereof to read as follows:

              "Each such Lender shall, on the first Business Day following such notification, make an A Advance, which shall be a Base Rate Advance, in an amount equal to the amount of its Participation in such drawing for application to reimburse Citibank (but without any requirement for compliance with the provisions of Sections
              2.01 and 2.02 or the conditions set forth in Article III) and
              ----     ----                                ------- ---
              shall make available for the account of its Applicable Lending Office to the Agent for the account of Citibank, by deposit to the Agent's Account in same day funds, the amount of such A Advance. If and to the extent that any such Lender shall not have so made the amount of such A Advance available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by Citibank until the date such amount is paid to the Agent, at (i) in the case of the Borrower, the Base Rate (or, if the Borrower shall request an A Borrowing comprised of A Advances of a Type other than Base Rate Advances on any day after the second Business Day following the applicable drawing, on which day any amount of such drawing shall remain unreimbursed, the Eurodollar Rate or Adjusted CD Rate, as applicable to such A Advances), and (ii) in the case of such Lender, the Federal Funds Rate." and

              (iii)  amending the last sentence thereof to read as follows:

              "For purposes of Sections 2.14(a) and 3.03, until any A Advance made by Citibank under this subsection (c) is repaid from the A Advances made by the other Lenders under this subsection (c), such A Advance made by Citibank shall not be considered outstanding as an A Advance but rather outstanding solely as Letter of Credit Liability."

         (n) Section 2.16 is hereby amended in its entirety to read as follows:

              "SECTION 2.16.  Use of Proceeds.  The proceeds of the Advances
                              ---------------
         shall be available (and the Borrower agrees that it shall use such proceeds) solely to provide working capital for the Borrower (it being understood that such working capital shall not include funds for repayment, prepayment, redemption, purchase, defeasance or other satisfaction of Debt or for providing cash or other collateral to secure any Debt)."

         (o) Section 3.03 is hereby amended in its entirety to read as follows:

              "SECTION 3.03.  Conditions Precedent to Certain A Borrowings and
                              ------------------------------------------------
         each Letter of Credit. The obligation of the Lenders to make that
         ---------------------
         portion of the A Advances on the occasion of any A Borrowing which would be used to repay any B Advances or would otherwise cause the sum of the aggregate outstanding amount of A Advances owing to the Lenders plus the then outstanding aggregate amount of all Letter of Credit
         ----
         Liability related to all Letters of Credit, to increase over the sum of such aggregate outstanding amount of A Advances plus outstanding
                                                         ----
         aggregate amount of Letter of Credit Liability immediately prior to the making of such A Advances on the occasion of such A Borrowing, and the right of the Borrower to request, and the obligation of Citibank in respect of, the Issuance of each Letter of Credit which Issuance would cause the sum of the aggregate outstanding amount of all Letter of Credit Liability related to all Letters of Credit plus the then
                                                           ----
         outstanding aggregate amount of all A Advances owing to the Lenders, to increase over the sum of such aggregate outstanding amount of Letter of Credit Liability plus outstanding aggregate amount of A Advances
                          ----
         immediately prior to the Issuance of such Letter of Credit, shall in each such case be subject to the further conditions precedent that on the date of such A Borrowing or Issuance the following statements shall be true (and the acceptance by the Borrower of the proceeds of such A Borrowing, and the Issuance of such Letter of Credit, shall constitute a representation and warranty made by the Borrower that on the date of such A Borrowing or Issuance such statements are true): (i) the representations and warranties contained in subsections (e), (f) and
         (j) of Section 4.01 are correct on and as of the date of such A Borrowing or Issuance, before and after giving effect to such A Borrowing or Issuance and to the application of the proceeds therefrom, as though made on and as of such date, and (ii) no event has occurred and is continuing, or would result from such A Borrowing or Issuance or from the application of the proceeds therefrom, which would constitute an Event of Default but for the requirement that notice be given or time elapse or both."

         (p) Article III is hereby amended by renumbering Sections 3.04 and 3.05 as Sections 3.05 and 3.06, respectively, and by adding to Article III a new
    Section 3.04 to read as follows:

              "SECTION 3.04.  Conditions Precedent to certain Letters of Credit.
                              -------------------------------------------------
         The right of the Borrower to request, and the obligation of Citibank in respect of, the Issuance of each Letter of Credit that supports any Debt described in clause (i) or (ii) of the definition of 'Debt' contained in Section 1.01 (subject to the requirements of clause (F) of Section 2.14(b)(i)) shall be subject to the further conditions precedent that on the date of such Issuance this Agreement shall have been amended, and the Agent shall have received such documents, as the

         Agent shall reasonably request in order to secure and otherwise protect the obligations of the Borrower to Citibank and the Lenders in respect of such Letter of Credit in the same manner as such Debt is secured and otherwise protected."

         (q) Section 4.01(e) is hereby amended in its entirety to read as follows:

              "(e) The Consolidated balance sheet of the Borrower and the Subsidiaries as at July 31, 1993 and the related Consolidated statements of operations, shareholders' equity and cash flows of the Borrower and the Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Deloitte & Touche, independent public accountants, and the Consolidated balance sheet of the Borrower and the Subsidiaries as at January 30, 1994, and the related Consolidated statements of operations, shareholders' equity and cash flows of the Borrower and the Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at January 30, 1994, and said statements of operations, shareholders' equity and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and the Subsidiaries as at such dates and the Consolidated results of the operations and cash flows of the Borrower and the Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis; and since July 31, 1993, there has been no material adverse change in the financial condition or operations of the Borrower and the Subsidiaries taken as a whole. The Lenders agree that charges in the third Fiscal Quarter of Fiscal Year 1994 to shareholders' equity in connection with increases in the underfunded status of the Borrower's pension plans, and to income in connection with the expensing of unamortized pension benefit past service costs, each as described in the Borrower's Quarterly Report on Form 10-Q for the Fiscal Quarter ended January 30, 1994, will not constitute such a material adverse change."

         (r) Section 4.01 is hereby amended by amending subsection (k) to read as follows:

              "(k) Set forth in Schedule V is a complete and accurate list, as of the date of the Seventh Amendment, of all the outstanding Debt of the Borrower and its Subsidiaries (other than Debt owed by the Borrower to any of its Subsidiaries or by any of its Subsidiaries to the Borrower or any other of its Subsidiaries and Debt described in clause
         (vi) of the definition of 'Debt' contained in Section 1.01) and the instruments and agreements, and amendments, supplements and other modifications thereto, evidencing such Debt."

    and by adding to Section 4.01 a new subsection (l) to read as follows:

              "(l) The obligations of the Borrower under this Agreement and the Notes constitute, and are entitled to the benefits of, 'Senior Indebtedness' and 'Designated Senior Indebtedness' as defined in, and under, the indenture related to the Subordinated Debt."

         (s) Section 5.01(c) is hereby amended in its entirety to read as follows:

              "(c)  Maintenance of Consolidated Tangible Net Worth.  Maintain
                    ----------------------------------------------
         for each day (or, for any day on which all of the long-term public senior debt securities of the Borrower are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc., for the last day of the Fiscal Quarter in which such day occurs) a Consolidated Tangible Net Worth of not less than $125,000,000 to and including July 31, 1994, and thereafter the sum of (i) $125,000,000 plus (ii) 50% of the sum of the positive Consolidated Net Income, if
         ----
         any, during the period from August 1, 1994 to such day (or, for any day on which all of the long-term public senior debt securities of the Borrower have such ratings, to the last day of such Fiscal Quarter), plus (iii) the aggregate amount of all capital contributions
         ----
         (including, without limitation, all amounts attributable to the conversion of Debt of the Borrower to equity of the Borrower) received by the Borrower or any Subsidiary (other than such contributions originally made by the Borrower or any of its Subsidiaries) in cash, in other property, or by conversion of Debt of the Borrower at any time after the date of the Seventh Amendment."

         (t) Section 5.01(d) is hereby amended in its entirety to read as follows:

              "(d)  Maintenance of Ratio of Net Income Available for Fixed
                    ------------------------------------------------------
         Charges to Fixed Charges.  Maintain for each day (or, for any day on
         ------------------------
         which all of the long-term public senior debt securities of the Borrower are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc., for the last day of the Fiscal Quarter in which such day occurs) a ratio of Consolidated Net Income Available for Fixed Charges for the period of 365 consecutive days (or 366 consecutive days for any such period that includes February 29) ending on such day (or, for any day on which all of the long-term public senior debt securities of the Borrower have such ratings, ending on the last day of the Fiscal Quarter in which such day occurs), to Consolidated Fixed Charges for such period of not less than the ratio set forth opposite the period set forth below in which such day occurs:

                    Period                  Ratio
                    ------                  -----
              From the date of the        1.40 to 1
                Seventh Amendment to
                July 31, 1994

              From August 1, 1994 to      1.55 to 1
                July 31, 1995

              From August 1, 1995 to      1.90 to 1
                July 31, 1996

              From August 1, 1996 to      2.00 to 1"
                the Termination Date

         (u) Section 5.01 is hereby amended by deleting the existing subsection
    (e) thereof and by adding thereto a new subsection (e) to read as follows:

              "(e)  Compliance with Environmental Laws.  Comply, cause each of
                    ----------------------------------
         its Subsidiaries to comply and use its best efforts to cause all other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Law; in each case unless
                                                                        ------
         the failure to so act would not be reasonably likely to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of
                         --------  -------
         its Subsidiaries shall be required to undertake any such investigation, study, sampling and testing, cleanup, removal, remedial or other action to the extent that its obligations to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances."

         (v) Section 5.02(a) is hereby amended in its entirety to read as follows:

              "(a)  Debt Ratio.  Permit the Debt Ratio for any day (or, for any
                    ----------
         day on which all of the long-term public senior debt securities of the Borrower are rated at least BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service, Inc., for the last day of the Fiscal Quarter in which such day occurs) to be greater than the ratio set forth opposite the period set forth below in which such day occurs:

                    Period                  Ratio
                    ------                  -----
              From the date of the        5.60 to 1
                Seventh Amendment to
                July 31, 1994

              From August 1, 1994 to      5.00 to 1
                July 31, 1995

              From August 1, 1995 to      4.10 to 1
                July 31, 1996

              From August 1, 1996 to      3.20 to 1"
                the Termination Date

         (w) Section 5.02(d) is hereby amended by adding to the end thereof a new clause (iii) to read as follows:

         "and (iii) all or substantially all of the assets of Rohr Aero Services, Inc. and Rohr Aero Services

         Europe may be sold (whether in one transaction or in a series of transactions and, in the case of the assets of Rohr Aero Services Europe, whether indirectly through the sale of its stock or directly) if such sales comply with the requirements of Section 5.02(j)."

         (x) Section 5.02(e) is hereby amended by deleting in its entirety paragraph (v) of the except clause thereof, and Section 5.02(h) is hereby
                         ------
    amended by deleting in its entirety clause (iii) thereof.

         (y) Section 5.02(j) is hereby amended by:

              (i) replacing the term "Consolidated Cash Flow" contained in
         Section 5.02(j) with the term "Gross Operating Income"; and

             (ii) amending Section 5.02(j)(iii) to read as follows:

                  "(iii) in the good faith opinion of the board of directors of the Borrower (or a committee of such board to whom such matter has been properly delegated), the sale, lease, transfer or other disposition is for fair market value and is in the best interests of the Borrower; and".

         (z) Section 5.02 is hereby amended by adding to the end thereof a new subsection (k) to read as follows:

              "(k)  Incurrence of Debt.  Incur, or permit any Subsidiary to
                    ------------------
         incur, any Debt other than:

                   (i)  Debt incurred from time to time hereunder;

                  (ii) Debt evidenced by the Senior Notes in an aggregate principal amount not to exceed $100,000,000, and Subordinated Debt in an aggregate principal amount not to exceed $57,500,000;

                 (iii) Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided, however, that no
                                                   --------  -------
              more than $5,000,000 of such amount may be Debt of Subsidiaries at any time;

                  (iv) Debt of Subsidiaries under revolving credit facilities, so long as the aggregate amount of all such Debt outstanding at any time shall not exceed $5,000,000;

                   (v) Debt of any Subsidiary to the Borrower or any of its other Subsidiaries or of the Borrower to any of its Subsidiaries, provided that in each case such Debt was incurred in the ordinary
              --------
              course of business;

                  (vi) any refinancing, renewal, extension or refunding of outstanding Debt not resulting in an increase in the principal amount thereof, provided that such Debt is pari passu in right of
                              --------                   ---- -----
              payment to the Debt refinanced, renewed, extended or refunded;

                 (vii) Debt described in clause (vi) of the definition of 'Debt' contained in Section 1.01;

                (viii) Debt in an aggregate principal amount not to exceed $16,500,000 incurred in connection with the sale or resale of industrial development bonds relating to the Borrower's San Marcos, Texas facility, provided, however, that such Debt may be
                                      --------  -------
              incurred only if the Borrower previously prepaid, redeemed or purchased $16,500,000 principal amount of such bonds in connection with the expiration of the letter of credit related thereto; and

                  (ix) Debt incurred in connection with the resale of the industrial development bonds referred to in clause (viii) above that were prepaid or purchased by the Borrower upon tender by the holders thereof in accordance with the terms of the indenture governing such bonds;

         provided, that in the case of clauses (ii) through (vii) above the Debt
         --------
         referred to in such clauses shall be unsecured."

        (aa) Section 5.03 is hereby amended by deleting subsection (m) thereof.

        (bb) Section 6.01 is hereby amended by amending subsection (g) to read as follows:

              "(g) There shall occur any 'Change of Control' as defined in the indenture relating to the Senior Notes or the Subordinated Debt; or"

    and by adding to Section 6.01 new subsections (h), (i), (j) and (k) to read as follows:

              "(h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 45 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              "(i) any ERISA Event shall have occurred with respect to a Plan of the Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the the Borrower and its ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and its ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

              "(j) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification, exceeds $5,000,000 or requires payments exceeding $2,500,000 per annum; or

              "(k) the Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of the Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000;".

        (cc) Section 8.07 is hereby amended by:

              (i) replacing the words "P Commitment and S Commitment" each place such words appear therein with the term "Commitment";

             (ii) amending the proviso to the first sentence of subsection (a)
                               -------
         thereof by adding to the end thereof new clauses (vi) and (vii) thereof to read as follows:

              ", (vi) any Lender assigning all of its obligations shall not be released from its obligations under Section 7.05 to the extent relating to the period during which it was a Lender and (vii) in the case of any assignee organized under the laws of a jurisdiction outside the United States, such assignee shall have delivered to the Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such assignee under this Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty";

            (iii) amending clause (y) of the second sentence of subsection (a) thereof by adding after the words "an assigning Lender's rights and obligations" in the parenthetical contained therein the parenthetical "(other than its obligations under Section 7.05 to the extent relating to the period during which it was a Lender)"; and

             (iv) amending the first sentence of subsection (d) thereof by adding after the words "representing that it is an Eligible Assignee" the words ", and, if such assignee is organized under the laws of a jurisdiction outside the United States, the forms referred to in clause
         (vii) of the proviso to Section 8.07(a),".
                      -------

        (dd) Article VIII is hereby amended by adding thereto new Sections 8.10,
    8.11 and 8.12 to read as follows:

              "SECTION 8.10.  Indemnification.  (a)  The Borrower agrees to
                              ---------------
         indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees and agents (each, an 'Indemnified Party') from and against any and all claims, damages,
             -----------------
         losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) any credit extended or used under the Notes or this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or its directors or shareholders (other than in the case of any litigation for breach of this Agreement by any Indemnified Party which litigation results in a final, non-appealable judgment against such Indemnified Party) or its creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated; provided,
                                                               --------
         however, that no Indemnified Party shall be entitled to be indemnified
         -------
         or held harmless hereunder to the extent such claim, damage, loss, liability or expense resulted from (x) a dispute solely between or among the Agent, one or more Lenders, any other Indemnified Party and/or one or more holders of participations herein, or (y) such Indemnified Party's gross negligence or willful misconduct.

              (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the obligations of the Borrower contained in subsection (a) of this Section 8.10 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

              "SECTION 8.11.  Jurisdiction, Etc.  (a)  The Borrower hereby
                              ------------------
         irrevocably and unconditionally submits to the nonexclusive jurisdiction of any

         New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby also consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such summons, complaint and other process to the Borrower at its address specified in Section 8.02. The Borrower agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Borrower, any Lender or the Agent may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any other jurisdiction.

              (b) The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

              "SECTION 8.12.  Waiver of Jury Trial.  Each of the Borrower, the
                              --------------------
         Agent and the Lenders hereby irrevocably waives all right to trail by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Borrower, the Agent or any Lender in the negotiation, administration, performance or enforcement thereof or any amendment thereof."

        (ee) The term "P Commitment", used throughout the Credit Agreement in provisions that have not been amended by the foregoing subsections (a) through (dd), is hereby amended to read "Commitment".

        (ff) Paragraph 3 of Exhibit C to the Credit Agreement is hereby amended by adding to the end thereof a new clause (vii) to read as follows:

         "and (vii) if the Assignee is organized under the laws of a jurisdiction outside the United States, delivers to the Agent herewith the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty."

        (gg) A new Schedule V is hereby added to the Credit Agreement, to read in the form of Schedule V attached hereto.

         SECTION 2.  Successor Agent.  Notwithstanding anything to the contrary
                     ---------------
contained in Section 7.06 of the Credit Agreement, effective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 4 below:

         (a) Citibank hereby resigns as Agent under the Credit Agreement.

         (b) The Lenders hereby appoint CUSA as successor Agent under the Credit Agreement as amended by this Seventh Amendment, the Borrower hereby approves such appointment of CUSA as Agent, and CUSA hereby accepts such appointment as Agent.

         (c) The term "Agent" as used in the Credit Agreement and each Note, in each case as amended by this Seventh Amendment and by each subsequent amendment or other modification of the Credit Agreement or such Note, is and shall be and mean CUSA in its capacity as Agent under such Credit Agreement.

          (d) Each reference to "Citibank, N.A." as Agent in (i) each Note, (ii) the form of B Note attached to the Credit Agreement as Exhibit A-2, (iii) the form of Notice of A Borrowing attached to the Credit Agreement as Exhibit B-1, (iv) the form of Notice of B Borrowing attached to the Credit Agreement as Exhibit B-2, (v) the form of Assignment and Acceptance attached to the Credit Agreement as Exhibit C, and (vi) the form of Business Status Report attached to the Credit Agreement as

    Exhibit F, is and shall be amended to be a reference to "Citicorp USA, Inc." in its capacity as Agent under the Credit Agreement as amended hereby and by each subsequent amendment thereof.

         SECTION 3.  Assignment.  Notwithstanding anything to the contrary
                     ----------
contained in Section 8.07 of the Credit Agreement, effective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 4 below:

         (a) Citibank hereby sells and assigns to CUSA, and Bankers Trust Company (together with Citibank, the "Assignors") hereby sells and assigns to each Lender listed as an Assignee on Annex A hereto (each, together with CUSA, an "Assignee"), and CUSA hereby purchases and assumes from Citibank one hundred percent of, and each other Assignee hereby purchases and assumes from Bankers Trust Company the percentage interest specified on Annex A hereto for such Assignee in and to, all of such Assignor's rights and obligations under the Credit Agreement as amended by this Seventh Amendment (without giving effect to the reduction in the Commitment of such Assignor pursuant to Section 3 of this Seventh Amendment) as of the date hereof (other than such Assignor's obligations under Section 7.05 thereof to the extent relating to the period during which it was a Lender and, in the case of the assignment by Citibank, its rights and obligations under Sections
    2.14 and 2.15 thereof and otherwise in connection with any Letter of Credit or any Issuance thereof), including, without limitation, (i) such Commitment of such Assignor, (ii) the aggregate outstanding principal amount of A Advances owing to such Assignor as of the date hereof, and (iii) the A Note held by such Assignor, so that as a result of such sale, assignment, purchase and assumption, the Commitment of CUSA is as set forth on the signature pages hereof and the aggregate outstanding principal amount of A Advances owing to CUSA is the aggregate outstanding principal amount of A Advances owing to Citibank immediately prior to giving effect to this Seventh Amendment, and the Commitment of each such other Assignee is as set forth on Annex A hereto and the signature pages hereof and the aggregate outstanding principal amount of A Advances (prior to any payment required under Section 2.10(d) of the Credit Agreement and Section 4(c) hereof) owing to such Assignee is as set forth on Annex A hereto.

          (b) Each Assignor and each Assignee hereby agrees that the sale and assignment by such Assignor and to such Assignee, respectively, pursuant to subsection (a) above, and the purchase and assumption by such Assignee and from such Assignor, respectively, pursuant to subsection (a) above, is and shall be made on the terms set forth in paragraphs 2 and 3 of the form of Assignment and Acceptance attached to the Credit Agreement as Exhibit C thereto, as amended by this Seventh Amendment. Without limiting the generality of the foregoing, each Assignee hereby (i) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as amended by this Seventh Amendment as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement as amended by this Seventh Amendment are required to be performed by it as a Lender, and (iii) other than in the case of CUSA, delivers herewith the forms referred to in clause (vii) of such paragraph 3.

         (c) Each Assignee specifies as its CD Lending Office, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the office set forth next to its name on the Annex A hereto or, in the case of CUSA, on the signature pages hereof.

         (d) This Section 3 and Annex A hereto, and the signature pages hereof, is and will be referred to as the Assignment and Acceptance pursuant to which each Assignee became a Lender under, and for purposes of, the Credit Agreement.

         (e) The Borrower hereby approves each Assignee as an "Eligible Assignee" under the Credit Agreement for purposes of Section 8.07 thereof and otherwise.

         SECTION 4.  Conditions of Effectiveness.  This Seventh Amendment shall
                     ---------------------------
become effective as of the date hereof when

         (a) the Agent shall have received (i) counterparts of this Seventh Amendment executed by the Borrower and all of the Lenders and the Assignor, or, as to any of the Lenders or the Assignor, advice satisfactory to the Agent that such Lenders have, or that the Assignor has, executed counterparts of this Seventh Amendment, and (ii) for purposes of Section 3 above, in the case of any Assignee other than CUSA, the forms referred to in clause (iii) of Section 3(b),

         (b) the Borrower shall have paid to the Agent (i) for the ratable account of the Lenders, (A) the amendment fee equal to 1/4 of 1% of the Lenders' Commitments (as defined in the Credit Agreement in effect immediately before the effectiveness of the Seventh Amendment) and (B) the maturity extension fee equal to 3/4 of 1% of such Commitments, (ii) for the account of each Lender whose new Commitment (as defined in the Credit Agreement as amended by this Seventh Amendment) exceeds such Lender's old Commitment (as defined in the Credit Agreement immediately before the effectiveness of this Seventh Amendment), the increased commitment fee equal to 2% of the amount by which such new Commitment exceeds such old Commitment, and (iii) for the account of the Agent (as defined in the Credit Agreement as modified by Section 2 of this Seventh Amendment) the agency fee as shall have been agreed upon between the Borrower and the Agent,

         (c) the Borrower shall have received at least $100,000,000 in gross cash proceeds from the issuance and sale of the Senior Notes and at least $50,000,000 in gross cash proceeds from the issuance and sale of the Subordinated Debt, and shall have paid to the Agent, pursuant to Section 2.10(d), the amount of such proceeds specified by Section 2.10(d),

         (d) the Agent shall have received (i) copies, certified to be true, of the instruments, agreements, amendments, supplements and modifications listed in Schedule V of the Credit Agreement as amended hereby, and (ii) copies, certified to be true, of amendments to that Debt listed in such
    Schedule V indicated therein as being amended, which amendments will (A) permit the transactions contemplated by subsection (c) above, (B) provide for the elimination of all requirements relating to the Liquidity Fund, and
    (C) otherwise be in form and substance satisfactory to the Majority Lenders, and

         (e) the Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent:

              (1) New Notes to the order of the Lenders, respectively, in the principal amounts of their respective Commitments (in exchange for the existing Notes cancelled by the Banks),

              (2) certified copies of the executed indentures relating to the Senior Notes and the Subordinated Debt,

              (3) certified copies of the resolutions of the Board of Directors of the Borrower approving this Seventh Amendment and the matters contemplated thereby,

              (4) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of its officers authorized to sign this Seventh Amendment and the other documents to be delivered hereunder,

              (5) a favorable opinion of Gibson, Dunn & Crutcher, counsel for the Borrower, in substantially the form of Exhibit A hereto,

              (6) a favorable opinion of Richard W. Madsen, Esq., general counsel for the Borrower, in substantially the form of Exhibit B hereto,

              (7) a favorable opinion of Shearman & Sterling, counsel for the Agent, in substantially the form of Exhibit C hereto, and

              (8) a certificate of a duly authorized officer of the Borrower to the effect that:

                   (A) the representations and warranties contained in Section
              4.01 of the Credit Agreement as amended by this Seventh Amendment, and in Section 5 of this Seventh Amendment, are correct on and as of the date of such certificate as though made on and as of such date,

                   (B) no event has occurred and is continuing, or would result from the issuance and sale of the Senior Notes and the Subordinated Debt or from the application of the proceeds therefrom, which would constitute an Event of Default or an event which with the lapse of time or the giving of notice, or both, would constitute an Event of Default, and

                   (C) the Borrower has issued and sold, and received proceeds from the issuance and sale of, the Senior Notes and the Subordinated Debt as required by Section 4(c) above.

Each statement made by the Borrower in the certificate delivered pursuant to clause (8) of Section 4(e) above shall be a representation and warranty made by the Borrower in connection with the Credit Agreement for purposes of, and within the meaning of, Section 6.01(b) of the Credit Agreement.

         SECTION 5.  Representations and Warranties of the Borrower.  The
                     ------------------------------------- --------
Borrower represents and warrants as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation in the State of California.

         (b) The execution, delivery and performance by the Borrower of this Seventh Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws, or (ii) law or any contractual restriction binding on or affecting the Borrower.

         (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Seventh Amendment.

         (d) This Seventh Amendment constitutes legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

         SECTION 6.  Reference to and Effect on the Credit Agreement.  (a)  Upon
                     -----------------------------------------------
the effectiveness of this Seventh Amendment, on and after the date hereof (i) each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof", "therein" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Seventh Amendment and (ii) each reference in each Note to "this Note", "hereunder", "hereof", "herein" or words of like import referring to such Note, and each reference in the Credit Agreement to any or all of the Notes, "thereunder", "thereof", "therein" or words of like import referring to such Note or Notes, shall mean and be a reference to such Note or Notes as amended by this Seventh Amendment.

         (b) Except as specifically amended above, the Credit Agreement and the A Notes, and each B Note outstanding on the date hereof, shall remain in full force and effect and are hereby ratified and confirmed.

         (c) Except as the Credit Agreement may expressly be modified hereby, the execution, delivery and effectiveness of this Seventh Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Notes nor constitute a waiver of any of the provisions contained therein.

         SECTION 7.  Costs and Expenses.  The Borrower agrees to pay on demand
                     ------------------
all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Seventh Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect hereto and with respect to advising the Agent as to its rights and responsibilities hereunder.

         SECTION 8.  Execution in Counterparts.  This Seventh Amendment may be
                     -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Seventh Amendment, or of any document required to be delivered hereunder, by telecopier shall be effective as delivery of a manually executed counterpart of this Seventh Amendment or such document.

         SECTION 9.  Governing Law.  This Seventh Amendment shall be governed
                     -------------
by, and construed in accordance with, the laws of the State of New York.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             ROHR, INC.

                             By:____________________________
                                Title:


                             CITIBANK, N.A.,
                               as resigning Agent

                             By:____________________________
                                Vice President


                             CITICORP USA, INC.,
                               as successor Agent

                             By:____________________________
                                Vice President


                                    Lenders
                                    -------

Commitment
- ----------

$ 0                          CITIBANK, N.A.

                             By:____________________________
                                Vice President

$ 30,000,000                 CITICORP USA, INC.

                             By:____________________________
                                Vice President
                             399 Park Avenue
                             New York, New York  10043
                             c/o Citicorp USA, Inc.
                             725 South Figueroa Street
                             Los Angeles, California  90017
                             Attention:  National Corporate
                               Division/Loan Administration
                             Telex No.:  127001 GCN:LAXIS
                             Telephone:  213-239-1432
                             Telecopy:   213-623-3592

$ 30,000,000                 WELLS FARGO BANK, N.A.

                             By:____________________________
                                Title:


$ 25,000,000                 THE FIRST NATIONAL BANK OF CHICAGO

                             By:____________________________
                                Title:


$  5,000,000                 MANUFACTURERS BANK

                             By:____________________________
                                Title:


$  5,000,000                 ROYAL BANK OF CANADA

                             By:____________________________
                                Title:


$  5,000,000                 THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                               Los Angeles Agency

                             By:____________________________
                                Title:


$  2,500,000                 BANQUE FRANCAISE DU COMMERCE EXTERIEUR

                             By:____________________________
                                Title:

                             By:____________________________
                                Title:


$  2,500,000                 BANCA COMMERCIALE ITALIANA,
                               Los Angeles Foreign Branch

                             By:____________________________
                                Title:

                             By:____________________________
                                Title:

$  2,500,000                 BANCO CENTRAL HISPANOAMERICANO, S.A.

                             By:____________________________
                                Title:


$  2,500,000                 THE MITSUBISHI TRUST AND BANKING CORPORATION,
                             LOS ANGELES AGENCY

                             By:____________________________
                                Title:


- ---------------------------

$110,000,000                 Total of the Commitments
 ===========



                                   Assignors
                                   ---------


                             CITIBANK, N.A. (other than with
                               respect to Letters of Credit)

                             By:____________________________
                                Vice President


                             BANKERS TRUST COMPANY

                             By:____________________________
                                Title: